Exhibit 107

CALCULATION OF FILING FEE TABLES

FORM S-4

(Form Type)

MEI Pharma, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common Stock, par value $0.00000002 per share	Other	4,824,893 shares(1)	N/A	$14,434,506.15(2)	$0.00011020	$1,590.68

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts				N/A	$14,434,506.15	$0.00011020	$1,590.68

	Total Fees Previously Paid				—	—	—	—

	Total Fee Offsets				—	—	—	—

	Net Fee Due							$1,590.68

(1)

Represents the maximum number of shares of common stock, par value $0.00000002 per share (“MEI Common Stock”), of MEI Pharma, Inc., a Delaware corporation (the “Registrant”), that may be issued pursuant to the Agreement and Plan of Merger, dated as of February 22, 2023, by and among Registrant, Meadow Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant, and Infinity Pharmaceuticals Inc. (“Infinity”), estimated solely for the purpose of calculating the registration fee. The number of shares of MEI Common Stock being registered is based on (a) (i) 92,351,287 shares of common stock, par value $0.01 per share, of Infinity (the “Infinity Common Stock”) outstanding or underlying restricted stock units as of April 26, 2023, multiplied by (b) the exchange ratio of 0.052245 shares of MEI Common Stock for each share of Infinity Common Stock.

(2)

Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. Such amount equals the product of (i) $0.1563, the average of the high and the low prices per share of Infinity Common Stock, as reported on The Nasdaq Global Select Market on April 26, 2023, which is within five business days prior to the filing of this registration statement, and (ii) the maximum aggregate number of shares of Infinity Common Stock expected to be cancelled in exchange for shares of the Registrant.